Exhibit 10.2

EXECUTION VERSION

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Third Amendment”), dated as of June 14, 2017 among American Airlines, Inc., a Delaware corporation (the “Borrower”), American Airlines Group Inc., a Delaware corporation (the “Parent” or the “Guarantor”), the lenders party hereto with a 2017 Replacement Term Loan Commitment referred to below (the “2017 Replacement Term Lenders”), each other lender party hereto and Citibank N.A. (“Citi”), as administrative agent (in such capacity, the “Administrative Agent”) and as the designated lender of 2017 Replacement Term Loans referred to below (in such capacity, the “Designated 2017 Replacement Term Lender”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantor, the lenders from time to time party thereto, the Administrative Agent and certain other parties thereto are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 20, 2015 (as amended by that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2015, as further amended by that certain Second Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of September 22, 2016, and as further amended, amended and restated, supplemented or otherwise modified to but not including the Third Amendment Effective Date as defined below, the “Credit Agreement”);

WHEREAS, on the date hereof, there are outstanding 2016 Replacement Term Loans under the Credit Agreement (the “Existing Term Loans”) in an aggregate principal amount of $735,000,000;

WHEREAS, pursuant to Section 10.08(e) of the Credit Agreement, the Borrower desires to refinance in full the Existing Term Loans with the proceeds of the 2017 Replacement Term Loans (as defined below) (the “Refinancing”); and

WHEREAS, the Borrower, the Administrative Agent, the 2017 Replacement Term Lenders and the other Lenders party hereto wish to amend the Credit Agreement to provide for (i) the Refinancing and (ii) certain other modifications to the Credit Agreement, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE—Credit Agreement Amendments.     Effective as of the Third Amendment Effective Date (as defined below):

(a)     The Credit Agreement is hereby amended as follows:

(i)     Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

“2017 Replacement Term Lender” shall mean each Lender having a Term Loan Commitment to provide 2017 Replacement Term Loans or, as the case may be, with an outstanding 2017 Replacement Term Loan.

“2017 Replacement Term Loans” shall be the Term Loans incurred pursuant to the Third Amendment.

“2017 Replacement Term Loan Commitment” shall mean the Term Loan Commitment of each 2017 Replacement Term Lender to make 2017 Replacement Term Loans pursuant to the Third Amendment.

“2017 Replacement Term Loan Commitment Schedule” shall mean the schedule of 2017 Replacement Term Loan Commitments of each 2017 Replacement Term Lender provided to the Borrower on the Third Amendment Effective Date by the Administrative Agent pursuant to the Third Amendment.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“PAC” shall mean Panum Aviation Consulting.

“Third Amendment” shall mean the Third Amendment to First Amended and Restated Credit and Guaranty Agreement, dated as of June 14, 2017, by and among Parent, the Borrower, the Administrative Agent, the 2017 Replacement Term Lenders and Citibank N.A., in its capacity as the designated Lender of 2017 Replacement Term Loans.

“Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(ii)     The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” shall mean (a) with respect to Revolving Loans (i) that are Eurodollar Loans, 3.00% per annum and (ii) that are ABR Loans, 2.00% per annum and (b) with respect to 2017 Replacement Term Loans (i) that are Eurodollar Loans, 2.00% per annum and (ii) that are ABR Loans 1.00% per annum.

(iii)     The definition of “Appraisal” is hereby amended by replacing the first paragraph of such definition in its entirety as follows:

“Appraisal” shall mean (i) the Initial Appraisal and (ii) any other appraisal, dated the date of delivery thereof, prepared by (a) with respect to any Route Authorities, Slots and/or Gate Leaseholds, at the Borrower’s option, MBA, ICF or PAC (provided that such appraiser must be independent) or any other appraiser appointed by the Borrower and reasonably acceptable to the Administrative Agent, (b) with respect to Spare Parts, at the Borrower’s option, MBA, ICF, Sage or PAC (provided that such appraiser must be independent) or any other appraiser appointed by the Borrower and reasonably acceptable to the Administrative Agent, (c) with respect to any aircraft, airframe or engine, at the Borrower’s option, any of MBA, ICF, Ascend, BK, AISI, AVITAS or PAC (provided that such appraiser must be independent) or any other appraiser appointed by the Borrower and reasonably acceptable to the Administrative Agent, (d) with respect to Real Property Assets, CB Richard Ellis (provided that such appraiser must be independent) or any other appraiser by the Borrower and reasonably acceptable to the Administrative Agent and (e) with respect to any other type of property, at the Borrower’s option, MBA, ICF, Sage or PAC (provided that such appraiser must be independent) or any other appraiser appointed by the Borrower and reasonably acceptable to the Administrative Agent (in each case of any appraiser specified above in clauses (a), (b), (c), (d) and (e), including its successor). Any Appraisal with respect to:”

(iv)     The first sentence of the definition of “Class” is hereby amended by deleting “2016 Replacement Term Loans” where it first appears and replacing such term with “2017 Replacement Term Loans”.

(v)     The definition of “Collateral Coverage Ratio” is hereby amended by adding “of determination” after “any date” and after “such date” each place where such term appears.

(vi)     The definition of “Core Collateral” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Core Collateral” shall mean any of the following categories of assets, in each case, for which Appraisals have been delivered to the Administrative Agent pursuant to this Agreement:

(a)	all of the Spare Parts owned by the Borrower other than Spare Parts of the Borrower with an aggregate Appraised Value less than or equal to $100 million;

(b)	a number of FAA Slots (other than any Temporary Slots) held by the Borrower at DCA that is not less than the sum of (1) the product of (I) 66% and (II) the total number of FAA Slots (other than any Temporary Slots) that are Mainline Slots held by the Borrower at DCA and (2) the product of (I) 66% and (II) the total number of FAA Slots (other than any Temporary Slots) that are Commuter Slots held by the Borrower at DCA, in each case, as of the Third Amendment Effective Date based on an Officer’s Certificate of the Borrower delivered to the Administrative Agent on the Third Amendment Effective Date or such later time as the Administrative Agent may agree;

(c)	a number of FAA Slots (other than any Temporary Slots) held by the Borrower at LGA that is not less than the product of (I) 66% and (II) the total number of FAA Slots (other than any Temporary Slots) held by the Borrower at LGA as of the Third Amendment Effective Date based on an Officer’s Certificate of the Borrower delivered to the Administrative Agent on the Third Amendment Effective Date or such later time as the Administrative Agent may agree;

(d)

a number of FAA Slots (other than any Temporary Slots) held by the Borrower at JFK that is not less than to the product of (I) 66% and (II) the total number of FAA Slots (other than any Temporary Slots) held by the Borrower at JFK as of the Third Amendment

Effective Date based on an Officer’s Certificate of the Borrower delivered to the Administrative Agent on the Third Amendment Effective Date or such later time as the Administrative Agent may agree;

(e)	(1) a number of Foreign Slots (other than any Temporary Slots) of the Borrower at airports in Asia that is not less than the product of (I) 90% and (II) the total number of Foreign Slots (other than any Temporary Slots) of the Borrower used in any non-stop scheduled service of the Borrower between airports in the United States and airports in Asia and (2) all of the Route Authorities and Foreign Gate Leaseholds (other than Foreign Gate Leaseholds subject to Transfer Restrictions of the type specified in clause (1)(x) of the proviso to Section 1 of the SGR Security Agreement) of the Borrower used in any non-stop scheduled service of the Borrower between airports in the United States and airports in Asia;

(f)	(1) a number of Foreign Slots (other than any Temporary Slots) of the Borrower at airports in South America that is not less than the product of (I) 90% and (II) the total number of Foreign Slots (other than any Temporary Slots) of the Borrower used in any non-stop scheduled service of the Borrower between airports in the United States and airports in South America and (2) all of the Route Authorities and Foreign Gate Leaseholds (other than Foreign Gate Leaseholds subject to Transfer Restrictions of the type specified in clause (1)(x) of the proviso to Section 1 of the SGR Security Agreement) of the Borrower used in any non-stop scheduled service of the Borrower between airports in the United States and airports in South America;

(g)	(1) a number of Foreign Slots (other than any Temporary Slots) of the Borrower at airports in Central America and Mexico that is not less than the product of (I) 90% and (II) the total number of Foreign Slots (other than any Temporary Slots) of the Borrower used in any non-stop scheduled service of the Borrower between airports in the United States and airports in Central America and Mexico and (2) all of the Route Authorities and Foreign Gate Leaseholds (other than Foreign Gate Leaseholds subject to Transfer Restrictions of the type specified in clause (1)(x) of the proviso to Section 1 of the SGR Security Agreement) of the Borrower used in any non-stop scheduled service of the Borrower between airports in the United States and airports in Central America and Mexico;

(h)	a number of Foreign Slots (other than any Temporary Slots) of the Borrower at LHR that is not less than the product of (I) 66% and (II) (x) during the IATA summer season, the total number of IATA summer season Foreign Slots (other than any Temporary Slots) of the Borrower at LHR that are IATA summer season Foreign Slots used in any non-stop scheduled service of the Borrower between airports in the United States and LHR or (y) during the IATA winter season, the total number of IATA winter season Foreign Slots (other than any Temporary Slots) of the Borrower at LHR that are IATA winter season Foreign Slots used in any non-stop scheduled service of the Borrower between airports in the United States and LHR, in each case as of the Third Amendment Effective Date based on an Officer’s Certificate of the Borrower delivered to the Administrative Agent on the Third Amendment Effective Date or such later time as the Administrative Agent may agree; or

(i)	any Airbus A320 NEO family aircraft, Airbus 320 family aircraft, Airbus A330 family aircraft, Airbus A350 family aircraft, Boeing 737 NG family aircraft, Boeing 737 MAX family aircraft, Boeing 777 family aircraft, Boeing 787 family aircraft and/or any engines, or any combination of the foregoing assets, in each case, the Appraised Value of which is not less than the product of (i) 20% and (ii) of the product of (x) 1.6 and (y) the Total Obligations as of any date of determination; provided, that all such aircraft or engines are of the type described in Section 1110 of the Bankruptcy Code or any analogous successor provision of the Bankruptcy Code.

(vii)     The definition of “Flyer Miles Obligations” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Flyer Miles Obligations” shall mean, at any date of determination, all payment and performance obligations of the Borrower under any card marketing agreement with respect to credit cards co branded by the Borrower and a financial institution which may include obligations in respect of the pre-purchase by third parties of frequent flyer miles and any other similar agreements entered into by Parent or any of its Subsidiaries with any bank from time to time.

(viii)     The definition of “LIBO Rate” is hereby amended by deleting “2016 Replacement Term Loans” and replacing it with “2017 Replacement Term Loans” and by deleting “0.75%” and replacing it with “0.00%”.

(ix)     The definition of “Officer’s Certificate” is hereby amended by adding “any Assistant Secretary,” after “the Secretary,”.

(x)     The definition of “Permitted Disposition” is hereby amended by deleting “$25,000,000” where it appears in clause (1) and replacing it with “$50,000,000”.

(xi)     The definition of “Receivables” is hereby amended by deleting “subset” where it appears and replacing it with “subject” and adding “or another financing transaction” at the end thereof.

(xii)     The definition of “Repricing Event” is hereby amended by deleting “2016 Replacement Term Loans” each place it appears and replacing it with “2017 Replacement Term Loans”.

(xiii)     The definition of “Term Loan” is hereby amended by deleting “2016 Replacement Term Loans” and replacing it with “2017 Replacement Term Loans”.

(xiv)     The definition of “Term Loan Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Loan Commitment” shall mean the commitment of each Term Lender to make Term Loans hereunder and, in the case of the 2017 Replacement Term Loans, in an aggregate principal amount not to exceed the amount set forth under the heading “2017 Replacement Term Loan Commitment” opposite its name in the 2017 Replacement Term Loan Commitment Schedule or in the Assignment and Acceptance pursuant to which such Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Term Loan Commitments as of the Third Amendment Effective Date was $735,000,000. The Term Loan Commitments as of the Third Amendment Effective Date are for 2017 Replacement Term Loans.

(xv)     The definition of “Term Loan Maturity Date” is hereby amended by deleting “2016 Replacement Term Loans” and replacing it with “2017 Replacement Term Loans”.

(xvi)     The definition of “US Airways” is hereby amended by adding “which merged with and into the Borrower with the Borrower as the surviving entity” at the end thereof.

(xvii)     Section 2.01(b) is hereby amended and restated in its entirety as follows:

Term Loan Commitments. On the Third Amendment Effective Date, each 2017 Replacement Term Lender agrees to make to the Borrower the 2017 Replacement Term Loans denominated in Dollars in an aggregate principal amount equal to such 2017 Replacement Term Lender’s 2017 Replacement Term Loan Commitment in accordance with the terms and conditions of the Third Amendment.

(xviii) Section 2.10(b) is hereby amended and restated in its entirety as follows:

(b) The principal amounts of the 2017 Replacement Term Loans shall be repaid in consecutive annual installments (each, an “Installment”) of 1.00% of the sum of (i) the original aggregate principal amount of the 2015 Term Loans made on the Restatement Effective Date plus (ii) the original aggregate principal amount of any Incremental Term Loans of the same Class as the 2016

Replacement Term Loans from time to time after the Second Amendment Effective Date plus (iii) the original aggregate principal amount of any Incremental Term Loans of the same Class as the 2017 Replacement Term Loans from time to time after the Third Amendment Effective Date, on each anniversary of the Closing Date occurring prior to the Term Loan Maturity Date with respect to such 2017 Replacement Term Loans. Notwithstanding the foregoing, (1) such Installments shall be reduced in connection with any mandatory or voluntary prepayments of the 2017 Replacement Term Loans in accordance with Sections 2.12 and 2.13, as applicable, and (2) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Term Loan Termination Date.

(xix)     Section 2.13(a) is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything to the contrary above, no notice to the Administrative Agent shall be required in connection with the repayment of the Existing Term Loans (as defined in the Third Amendment) with the proceeds of 2017 Replacement Term Loans incurred on the Third Amendment Effective Date.

(xx)     Section 2.13(d) is hereby amended by (A) deleting “2016 Replacement Term Loans” each place it appears and replacing it with “2017 Replacement Term Loans” and (B) deleting “Second Amendment Effective Date” and replacing it with “Third Amendment Effective Date”.

(xxi)     Section 2.27(c) is hereby amended by deleting “2016 Replacement Term Loans” each place it appears and replacing it with “2017 Replacement Term Loans”.

(xxii)     Section 3.08 is hereby amended by adding the following proviso at the end thereof:

; provided that all proceeds of the 2017 Replacement Term Loans incurred on the Third Amendment Effective Date pursuant to the Third Amendment shall solely be used as provided in the Third Amendment.

(xxiii)     Section 3.16 is hereby amended by deleting “and no such reports have been made”.

(xxiv)     A new Section 10.19 is added as follows:

Section 10.19 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA

Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(b)     (i)     Subject to the satisfaction (or waiver) of the conditions set forth in Section Three hereof, the 2017 Replacement Term Lenders hereby agree to make 2017 Replacement Term Loans (as defined below) to the Borrower on the Third Amendment Effective Date (as defined below) in the aggregate principal amount of $735,000,000, which shall be used solely to refinance in full all outstanding Existing Term Loans and to pay fees and expenses relating to this Third Amendment.

(ii)     As of the Third Amendment Effective Date, immediately prior to the effectiveness of the Third Amendment, the Administrative Agent has prepared and provided a true and correct copy to the Borrower of a schedule (the “2017 Replacement Term Loan Commitments Schedule”) which sets forth the allocated commitments received by it (the “2017 Replacement Term Loan Commitments”) from the Lenders providing the 2017 Replacement Term Loans (the “2017 Replacement Term Lenders”). The Administrative Agent has notified each 2017 Replacement Term Lender of its allocated 2017 Replacement Term Loan Commitment, and each of the 2017 Replacement Term Lenders is listed as a signatory to this Third Amendment. On the Third Amendment Effective Date, all Existing Term Loans shall be refinanced in full as follows:

(w)     the outstanding aggregate principal amount of Existing Term Loans of each Lender which does not have a 2017 Replacement Term Loan Commitment (each, a “Non-Converting Term Lender”) shall be repaid in full in cash;

(x)     to the extent any Lender has a 2017 Replacement Term Loan Commitment that is less than the full outstanding aggregate principal amount of

Existing Term Loans of such Lender, such Lender shall be repaid in cash in an amount equal to the difference between the outstanding aggregate principal amount of Existing Term Loans of such Lender and such Lender’s 2017 Replacement Term Loan Commitment (the “Non-Converting Term Portion”);

(y)     the outstanding aggregate principal amount of Existing Term Loans of each Lender which has a 2017 Replacement Term Loan Commitment (each, a “Converting Term Lender,” and, together with the Non-Converting Term Lenders, the “Existing Term Lenders”) shall automatically be converted into 2017 Replacement Term Loans (a “Converted 2017 Replacement Term Loan”) in a principal amount equal to such Converting Term Lender’s Existing Term Loans outstanding on the Third Amendment Effective Date immediately prior to such conversion, less an amount equal to any Non-Converting Term Portion; and

(z)     (1) each 2017 Replacement Term Lender that is not an Existing Term Lender (each, a “New Term Lender”) and (2) each Converting Term Lender with a 2017 Replacement Term Loan Commitment in an amount in excess of the aggregate principal amount of Existing Term Loans of such Converting Term Lender (such difference, the “New Term Commitment”), agrees to make to the Borrower a new Term Loan (each, a “New Term Loan” and, collectively, the “New Term Loans” and, together with the Converted 2017 Replacement Term Loans, the “2017 Replacement Term Loans”) in a principal amount equal to such Converting Term Lender’s New Term Commitment or such New Term Lender’s 2017 Replacement Term Loan Commitment, as the case may be, on the Third Amendment Effective Date, which 2017 Replacement Term Loans shall be subject to the terms of the Credit Agreement after giving effect to this Third Amendment.

(iii)     On the Third Amendment Effective Date, each 2017 Replacement Term Lender hereby agrees to fund its 2017 Replacement Term Loans in an aggregate principal amount equal to such 2017 Replacement Term Lender’s 2017 Replacement Term Loan Commitment as follows: (x) each Converting Term Lender shall fund its 2017 Replacement Term Loans to the Borrower by converting its then outstanding principal amount of Existing Term Loans into 2017 Replacement Term Loans in an equal principal amount as provided in clause (ii)(y) above, (y) (1) each Converting Term Lender with a New Term Commitment shall fund in cash an amount equal to its New Term Commitment to the Designated 2017 Replacement Term Lender and (2) each New Term Lender shall fund in cash an amount equal to its 2017 Replacement Term Loan Commitment to the Designated 2017 Replacement Term Lender, and (z) the Designated 2017 Replacement Term Lender shall fund in cash to the Borrower an amount equal to the New Term Commitment of each Converting Term Lender and the 2017 Replacement Term Loan Commitment of each New Term Lender.

(iv)     All outstanding Borrowings of Existing Term Loans shall continue in effect for the equivalent principal amount of 2017 Replacement Term Loans after the Third Amendment Effective Date and each resulting “borrowing” of 2017 Replacement Term Loans shall be deemed to constitute a new deemed “borrowing” under the Credit Agreement and be subject to the same Interest Period (and the same LIBO Rate) applicable to the Existing Term

Loans to which it relates immediately prior to the Third Amendment Effective Date, which Interest Period shall continue in effect (until such Interest Periods expire, at which time subsequent Interest Periods shall be determined in accordance with the provisions of Section 2.05 of the Credit Agreement). New Term Loans shall be initially incurred as Eurodollar Loans and shall be allocated ratably to the outstanding deemed “borrowings” of 2017 Replacement Term Loans on the Third Amendment Effective Date. Each such Borrowing of New Term Loans shall be subject to (x) an Interest Period which commences on the Third Amendment Effective Date and ends on the last day of the Interest Period applicable to the Existing Term Loans and (y) the same LIBO Rate applicable to the 2017 Replacement Term Loans. The 2017 Replacement Term Loans of each 2017 Replacement Term Lender shall be allocated ratably to such Interest Periods (based upon the relative principal amounts of Borrowings of Existing Term Loans subject to such Interest Periods immediately prior to the Third Amendment Effective Date), with the effect being that Existing Term Loans which are converted into Converted 2017 Replacement Term Loans hereunder shall continue to be subject to the same Interest Periods and any 2017 Replacement Term Loans that are funded in cash on the Third Amendment Effective Date shall be ratably allocated to the various Interest Periods as described above.

(v)     On the Third Amendment Effective Date, the Borrower shall pay in cash (a) all interest accrued on the Existing Term Loans through the Third Amendment Effective Date and (b) to each Non-Converting Term Lender and each Converting Term Lender with a Non-Converting Term Portion, any breakage loss or expenses due under Section 2.15 of the Credit Agreement (it being understood that existing Interest Periods of the Existing Term Loans held by 2017 Replacement Term Lenders prior to the Third Amendment Effective Date shall continue on and after the Third Amendment Effective Date and shall accrue interest in accordance with Section 2.07 of the Credit Agreement on and after the Third Amendment Effective Date). Each Converting Term Lender hereby waives any entitlement to any breakage loss or expenses due under Section 3.15 of the Credit Agreement with respect to the repayment of that portion of its Existing Term Loans with the proceeds of Converted 2017 Replacement Term Loans.

(vi)     On the Third Amendment Effective Date, all promissory notes, if any, evidencing the Existing Term Loans shall be automatically cancelled, and any 2017 Replacement Term Lender may request that its 2017 Replacement Term Loan be evidenced by a promissory pursuant to Section 2.10(f) of the Credit Agreement.

SECTION TWO—Titles and Roles.     The parties hereto agree that, as of the Third Amendment Effective Date and in connection with the Third Amendment:

(a)     each of Citi, Barclays, CS Securities, DBSI, GSLP, JPMS, ML, MS, BNP Securities, CA-CIB, ICBC and US Bank (each as defined in the Engagement Letter dated May 31, 2017, by and between, inter alios, the Borrower and the Lead Arrangers (as defined below) (the “Engagement Letter”)) and any permitted assignees under the Engagement Letter, shall be designated as, and perform the roles associated with, a joint lead arranger and bookrunner (in such capacity, collectively, the “Lead Arrangers”);

(b)     each of Citi, Barclays, CS Securities, DBSI, GSLP, JPMS, ML and MS shall be designated as, and perform the roles associated with, a syndication agent (in such capacity, collectively, the “Syndication Agents”); and

(c)     each of BNP Securities, CA-CIB, ICBC and US Bank shall be designated as, and perform the roles associated with, a documentation agent (in such capacity, collectively, the “Documentation Agents”).

For the avoidance of doubt, the provisions of Section 10.04 of the Credit Agreement shall apply to, and inure to the benefit of, each Lead Arranger, each Syndication Agent and each Documentation Agent in connection with their respective roles hereunder.

SECTION THREE—Conditions to Effectiveness.     The provisions of Section One of this Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) when each of the following conditions specified below shall have been satisfied:

(a)     The Borrower, the Guarantor, the Administrative Agent, the 2017 Designated Replacement Term Lender and the 2017 Replacement Term Lenders and such other lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, NY 10005, attention: ###;

(b)     all reasonable invoiced out-of-pocket expenses incurred by the Lenders and the Administrative Agent pursuant to Section 10.04 of the Credit Agreement or the Engagement Letter (including the reasonable and documented fees, charges and disbursements of counsel) and all accrued and unpaid fees, owing and payable (including any fees agreed to in connection with this Third Amendment) shall have been paid to the extent invoiced at least two (2) Business Days prior to the Third Amendment Effective Date (or such shorter period as may be agreed by the Borrower);

(c)     the Administrative Agent shall have received an Officer’s Certificate certifying as to the Collateral Coverage Ratio in accordance with Section 4.02(d) of the Credit Agreement;

(d)     the Administrative Agent shall have received a customary written opinion of Latham & Watkins LLP, special counsel for the Borrower and the Guarantor addressed to the Administrative Agent and the 2017 Replacement Term Lenders party hereto, and dated the Third Amendment Effective Date;

(e)     the Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary (or similar Responsible Officer), dated the Third Amendment Effective Date (i) certifying as to the incumbency and specimen signature of each Responsible Officer of the Borrower and the Guarantor executing this Third Amendment or any other document delivered by it in connection herewith (such certificate to contain a certification of another Responsible Officer of that entity as to the incumbency and signature of the Responsible Officer signing the certificate referred to in this clause (e)), (ii) attaching each constitutional document of each Loan Party or certifying that each constitutional document of each Loan Party previously delivered to the Administrative Agent has not been amended, supplemented, rescinded or otherwise modified and remains in full force and effect as of the date hereof, (iii) attaching resolutions of each Loan Party approving the transactions contemplated by the Third Amendment and (iv) attaching a certificate of good standing for the Borrower and the Guarantor of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction);

(f)     the Administrative Agent shall have received an Officer’s Certificate certifying (A) the truth in all material respects of the representations and warranties set forth in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) as though made on the date hereof, or, in the case of any such representation and warranty that relates to a specified date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality; and provided, further, that for purposes of this Section 3(f), the representations and warranties contained in Sections 3.04(a) and 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2016, included in Parent’s Annual Report on Form 10-K for 2016 (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarter ended March 31, 2017, Annual Report on Form 10-K for 2016 and Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K that have been filed after December 31, 2016 by Parent with the SEC) shall be true and correct in all respects as of the applicable date, before and after giving effect to this Third Amendment and (B) as to the absence of any event occurring and continuing, or resulting from this Third Amendment on, the Third Amendment Effective Date, that constitutes a Default or Event of Default; and

(g)     the Administrative Agent shall have received a Loan Request delivered in compliance with Section 2.03(b) of the Credit Agreement not later than 1:00 p.m. New York City time one (1) Business Day before the Third Amendment Effective Date or such shorter time as the Administrative Agent may agree.

SECTION FOUR—No Default; Representations and Warranties.     In order to induce the 2017 Replacement Term Lenders and the Administrative Agent to enter into this Third Amendment, the Borrower represents and warrants to each of the 2017 Replacement Term Lenders and the Administrative Agent that, on and as of the date hereof after giving effect to this Third Amendment, (i) no Default or Event of Default has occurred and is continuing or would result from giving effect to this Third Amendment and (ii) the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof or, in the case of any representations and warranties that expressly relate to an earlier date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality; and provided, further, that for purposes of this Section 4, the representations and warranties contained in Sections 3.04(a) and 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2016, included in Parent’s Annual

Report on Form 10-K for 2016 (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarter ended March 31, 2017, Annual Report on Form 10-K for 2016 and Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K that have been filed after December 31, 2016 by Parent with the SEC) shall be true and correct in all respects as of the applicable date, before and after giving effect to this Third Amendment.

SECTION FIVE—Confirmation.     The Borrower and the Guarantor hereby confirm that all of their obligations under the Credit Agreement (as amended hereby) are, and shall continue to be, in full force and effect. The parties hereto (i) confirm and agree that the term “Obligations” and “Guaranteed Obligations” as used in the Credit Agreement and the other Loan Documents shall include, without limitation, all obligations of the Borrower with respect to the 2017 Replacement Term Loans (after giving effect to this Third Amendment) and all obligations of the Guarantor with respect to the guarantee of such obligations, respectively, and (ii) reaffirm the grant of Liens on the Collateral to secure the Obligations (including the Obligations under the 2017 Replacement Term Loans incurred pursuant to this Third Amendment) pursuant to the Collateral Documents.

SECTION SIX—Reference to and Effect on the Credit Agreement.     On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Third Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Third Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Third Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents. The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION SEVEN—Execution in Counterparts.     This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Third Amendment by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Third Amendment.

SECTION EIGHT—Governing Law.     THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION NINE—Miscellaneous.     (a) The provisions set forth in Sections 10.03, 10.04, 10.05(b)-(d), 10.09, 10.10, 10.11, 10.13, 10.15, 10.16 and 10.17 of the Credit Agreement are hereby incorporated mutatis mutandis herein by reference thereto as fully and to the same extent as if set forth herein.

(b)     For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Third Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders party hereto hereby authorize the Administrative Agent to treat) the Term Loan Facility as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

AMERICAN AIRLINES, INC., as the Borrower

By:	/s/ Thomas T. Weir
	Name:	Thomas T. Weir
	Title:	Vice President and Treasurer

AMERICAN AIRLINES GROUP INC., as Parent and Guarantor

By:	/s/ Thomas T. Weir
	Name:	Thomas T. Weir
	Title:	Vice President and Treasurer

[Third Amendment to Amended and Restated Credit and Guaranty Agreement (LHR)]

CITIBANK N.A.,
as Administrative Agent

By:	/s/ Matthew S. Burke
Name: Matthew S. Burke
Title: Vice President

[Third Amendment to Amended and Restated Credit and Guaranty Agreement (LHR)]

CITIBANK, N.A.,
as the Designated 2017 Replacement Term Lender, a 2017 Replacement Term Lender, and as a Revolving Lender

By:	/s/ Matthew S. Burke
Name: Matthew S. Burke
Title: Vice President

[Third Amendment to Amended and Restated Credit and Guaranty Agreement (LHR)]